UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2012, our Compensation Committee of our Board of Directors approved base salary adjustments and target performance bonuses for two of our named executive officers, Timothy Bertram, D.V.M., Ph.D., President Research and Development and Chief Scientific Officer, and A. Brian Davis, Chief Financial Officer and Vice President, Finance.  The compensation changes set forth below represent annual merit increases for Dr. Bertram and Mr. Davis, and also reflect compensation adjustments in light of their respective increased responsibilities after the restructuring announced in November 2011.  Additionally, Dr. Bertram’s 2011 target performance bonus was marginally increased from 35% to 35.4%, as his 2012 Performance Target Bonus of 40% was effective retroactive to December 1, 2011.

Name	2011 Base Salary	2012 Base Salary(1)	2012 Performance Bonus Target (% of Base Salary)

Timothy Bertram, D.V.M., Ph.D.	$317,173	$370,625	40%
A. Brian Davis	$293,550	$318,848	35%
__________

(1)	$16,450 of Mr. Davis’s salary increase and $43,827 of Dr. Bertram’s salary increase was effective retroactive to December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: February 21, 2012	By:	/s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance